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                                                                 Exhibit 10.44


June 30, 2000


Mr. Phil Vachon
Senior Vice President, Worldwide Sales
Liberate Technologies
c/o   2 Circle Star Way
      San Carlos, CA 94070


                              EMPLOYMENT AGREEMENT

Dear Phil:

     This letter will confirm our agreement that if and when you decide to reduce your role at Liberate, you agree to notify and discuss with me the transition date, and we agree that you will be guaranteed continued employment as Worldwide Major Accounts Specialist for a period of 18 months or other mutually agreed upon period from the transition date. Your base salary for this position will be $100,000 per year.

     Please signify your agreement to the foregoing terms by signing below and returning this letter to me.

                              Very truly yours,

                              /s/ Mitchell E. Kertzman
                              -------------------------------------
                              Mitchell E. Kertzman,
                              President and Chief Executive Officer


Acknowledged and agreed:

/s/ Phil Vachon
-------------------------
Phil Vachon